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                                                                     Exhibit 3.2



                              COMSAT CORPORATION
                     ((formerly Deneb (D.C.) Corporation),
                           as successor by merger to
                             COMSAT Corporation),
                                    Issuer

                                      TO

                           THE CHASE MANHATTAN BANK
                          (as successor by merger to
               The Chase Manhattan Bank (National Association)),
                                    Trustee



                         SECOND SUPPLEMENTAL INDENTURE
                          Dated as of August 3, 2000



                                Supplemental to
                     Indenture dated as of March 15, 1991



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     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 3, 2000, is entered into by and between COMSAT CORPORATION (formerly Deneb (D.C.) Corporation), a District of Columbia corporation (the "Corporation"), and THE CHASE MANHATTAN BANK, a New York banking corporation (successor by merger to The Chase Manhattan Bank (National Association), as Trustee (the "Trustee").

                                R E C I T A L S

     WHEREAS, COMSAT CORPORATION, a District of Columbia corporation ("COMSAT") and The Chase Manhattan Bank (National Association) (as predecessor to The Chase Manhattan Bank, a New York banking corporation) as the Trustee entered into an Indenture dated as of March 15, 1991, supplemented and amended by the Supplemental Indenture dated as of June 29, 1994 (as so supplemented and amended, the "Indenture"), providing for the issuance by COMSAT of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities");

     WHEREAS, pursuant to the terms of the Indenture, COMSAT has created and issued its Securities of various series;

     WHEREAS, on August 3, 2000, COMSAT merged with and into the Corporation, whereby and whereupon the existence of COMSAT ceased and the Corporation continued as the surviving corporation under the name "COMSAT Corporation" (the "Merger");

     WHEREAS, Section 11.01(a) of the Indenture provides that, without the consent of any Holders, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture in form satisfactory to the Trustee to evidence the succession of the Corporation to COMSAT and the assumption by the Corporation of the covenants of COMSAT contained in the Indenture and the Securities;

     WHEREAS, the Trustee has received from the Corporation an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this Second Supplemental Indenture comply with Article Ten of the Indenture and that all conditions precedent therein provided for relating to such Merger have been complied with; and

     WHEREAS, the execution and delivery of this Second Supplemental Indenture have been duly authorized by a Board Resolution and the Corporation has requested the Trustee to join with it in the execution of this Second Supplemental Indenture;

     NOW, THEREFORE, in consideration of these premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of Securities as follows:



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                                   ARTICLE I
                                   ---------

                                  Assumption
                                  ----------

      Section 1.01. The Corporation hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities of all series and the performance and observance of every covenant of the Indenture on the part of COMSAT to be performed or observed with the same effect as if the Corporation had been named as the Company therein.

      Section 1.02. Upon the assumption of obligations set forth in Section 1.01, the Corporation succeeds to, and is substituted for, and may exercise every right and power of, COMSAT under the Indenture with the same effect as if the Corporation had been named as the Company therein.

                                  ARTICLE II
                                  ----------

                 Endorsement and Change of Form of Securities
                 --------------------------------------------

      Section 2.01. Securities of any series authenticated and delivered after the execution of this Second Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this Second Supplemental Indenture.

      Section 2.02. If the Corporation shall so determine, new Securities so modified as to conform, in the opinion of the Corporation and the Trustee, to the modification of the Indenture contained in this Second Supplemental Indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee and delivered in exchange for Outstanding Securities of the same series.

      Section 2.03. Anything herein to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility either to require or cause any Security now or hereafter Outstanding to be either presented to or delivered to it for any purpose provided for in this Article II or for the legal consequences of the failure of any Holder so to present or deliver the same.

                                  ARTICLE III
                                  -----------

                                 Miscellaneous
                                 -------------

      Section 3.01. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      Section 3.02. The Trustee shall have no responsibility for the recitals in this Second Supplemental Indenture or for the validity or the sufficiency of this Second Supplemental Indenture. The Trustee accepts the trust created by this Second

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Supplemental Indenture upon the terms and subject to the conditions of the
Indenture.

      Section 3.03. Any notices or demands hereafter required or permitted by the Indenture to be given to or served upon the Corporation shall be given to or served upon the Corporation at 6801 Rockledge Drive, Bethesda, Maryland 20817,
Attention: Treasurer, with a required copy to Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention: Treasurer.

      Section 3.04. Capitalized terms used herein which are not defined herein shall have the meanings specified in the Indenture.

      Section 3.05. The parties may sign any number of counterparts of this Second Supplemental Indenture. Each signed counterpart shall be an original, but all of them together represent the same instrument.

      Section 3.06. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



                     [this space intentionally left blank]
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      IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed, and the Corporation and the Trustee have caused their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



ATTEST:                                 COMSAT CORPORATION



/s/ Lillian M. Trippett                 By: /s/ John E. Montague
-----------------------                    -------------------------------
Lillian M. Trippett                        John E. Montague
Secretary                                  Vice President and
                                           Chief Financial Officer



ATTEST:                                 THE CHASE MANHATTAN BANK,
                                           as Trustee



/s/ Giovanni Simeone                    By: /s/ John T. Needham
-----------------------                    -------------------------------
Giovanni Simeone                           John T. Needham, Jr.
Trust Officer                              Vice President